SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     April 22, 1998
                                                     ----------------

                               The CIT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware              1-1861                        13-2994534
--------------------------------------------------------------------------------
         (State or other       (Commission                   (IRS Employer
         jurisdiction of       File Number)                  Identification No.)
         incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
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Registrant's telephone number, including area code    (212) 536-1390
                                                      --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.
          --------------

          See the attached press release regarding 1998 first quarter earnings, filed as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

                  99.1 Press Release, dated April 22, 1998, Regarding Declaration of a Dividend for the Quarter Ending March 31, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   THE CIT GROUP, INC.
                                   ---------------------------------------------
                                   (Registrant)


                                   By /s/ JOSEPH M. LEONE
                                   ---------------------------------------------
                                   Joseph M. Leone
                                   Executive Vice President and
                                   Chief Financial Officer

Dated:  April 22, 1998

                                                                    Exhibit 99.1
[The CIT Group, Inc. Logo]
                                         Contact: Jeffrey Simon
                                                  Senior Vice President
                                                  Investor Relations
                                                  (973) 535-5911

FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE

    THE CIT GROUP ANNOUNCES 16.5% INCREASE IN QUARTERLY NET INCOME;
             RECORD FIRST QUARTER NET INCOME OF $81.7 MILLION

    NEW YORK, NEW YORK, April 22, 1998 --- The CIT Group, Inc. (NYSE:CIT) today announced record first quarter net income of $81.7 million, up 16.5% from $70.1 million for the first quarter of 1997. Net income per diluted share for the first quarter of 1998 was $0.50, up from $0.44 for the first quarter of 1997.
        The improvements reflect growth in revenues from strong new business originations and a higher level of financing and leasing assets, continued improvements in operating efficiency, and lower credit losses.
        "Our first quarter performance continues to demonstrate our ability to generate internal growth from our business franchises and new initiatives. Our loan and lease originations were strong, with all units posting growth over the same period of 1997," said Albert R. Gamper, Jr., president and chief executive officer. "The first quarter record results continue to reflect our focus on operating fundamentals of quality growth, broad-based revenue generation, and efficient operations."

Financial highlights:
    Total managed assets, which include both financing and leasing assets as well as finance receivables previously securitized, increased to $23.3 billion at March 31, 1998 from $22.3 billion at December 31, 1997, a 4.3% increase. Both the commercial and consumer portfolios increased approximately $500 million from year-end 1997. Total managed assets increased $2.8 billion or 13.4% from a year ago.
    Net finance income rose to $228.0 million (4.78% of average earning assets or "AEA") in the first quarter of 1998 as a result of the higher earning asset level, compared with $214.0 million (4.87% of AEA) in the first quarter of 1997.
    Fees and other income for the first quarter of 1998 were $66.4 million, up from $57.7 million for 1997 from a higher level of factoring commissions due to increased volume, strong lending and servicing fees, and higher gains from leasing equipment transactions.
    Salaries and general operating expenses for the first quarter of 1998 totaled $101.7 million compared with $99.9 million for the 1997 period, up 1.8% from the prior year. The efficiency ratio improved to 40.5% from 42.0%.
    The provision for credit losses decreased $4.5 million to $22.5 million in the first quarter as a result of lower net commercial credit losses. Net credit losses were $20.0 million, 0.45% of average finance receivables, down from $25.7 million, 0.60%, for the first quarter of 1997.
    At March 31, 1998, the reserve for credit losses increased to $240.2 million (1.33% of finance receivables) up from $235.6 million at December 31, 1997.
    The CIT Group, Inc., one of the nation's largest commercial and consumer lending organizations, is an affiliate of and majority-owned by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world.
               (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Dollars in Millions, except Net Income per Share)

                                                        For the Quarter Ended
                                                              March 31,
                                                    ----------------------------
                                                         1998          1997
                                                         ----          ----
Finance income                                             $472.6       $437.1
Interest expense                                            244.6        223.1
                                                           ------       ------
  Net finance income                                        228.0        214.0

Fees and other income                                        66.4         57.7
                                                           ------       ------
  Operating revenue                                         294.4        271.7
                                                           ------       ------

Salaries and general operating expenses                     101.7         99.9
Provision for credit losses                                  22.5         27.0
Depreciation on operating lease equipment                    38.3         32.1
Minority interest in subsidiary trust holding solely
 debentures of the Company                                    4.8          1.9
                                                           ------       ------
  Operating expenses                                        167.3        160.9
                                                           ------       ------

Income before provision for income taxes                    127.1        110.8
Provision for income taxes                                   45.4         40.7
                                                           ------       ------
Net income                                                 $ 81.7       $ 70.1
                                                           ======       ======

Basic net income per share                                 $ 0.50       $ 0.45
   Weighted average shares outstanding                162,225,000  157,500,000
Diluted net income per share                                $0.50        $0.44
   Weighted average shares outstanding                163,498,384  158,448,527

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)
                                                        March 31,  December 31,
                                                          1998         1997
                                                          ----         ----
                                                        (unaudited)
Assets
Financing and leasing assets
Loans
  Commercial                                             $10,264.9   $ 9,922.5
  Consumer                                                 3,733.1     3,664.8
Commercial lease receivables                               4,102.1     4,132.4
                                                         ---------   ---------
  Finance receivables                                     18,100.1    17,719.7
Reserve for credit losses                                   (240.2)     (235.6)
                                                         ---------   ---------
  Net finance receivables                                 17,859.9    17,484.1
Operating lease equipment, net                             2,054.2     1,905.6
Consumer finance receivables held for sale                   846.2       268.2
Cash and cash equivalents                                    242.2       140.4
Other assets                                                 713.0       665.8
                                                         ---------   ---------
 Total assets                                            $21,715.5   $20,464.1
                                                         =========   =========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                         $ 5,835.5   $ 5,559.6
Variable rate senior notes                                 3,100.0     2,861.5
Fixed rate senior notes                                    7,151.7     6,593.8
Subordinated fixed rate notes                                300.0       300.0
                                                         ---------   ---------
  Total debt                                              16,387.2    15,314.9
Credit balances of factoring clients                       1,243.4     1,202.6
Accrued liabilities and payables                             720.4       660.1
Deferred federal income taxes                                614.8       603.6
                                                         ---------   ---------
  Total liabilities                                       18,965.8    17,781.2
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely debentures of the Company                            250.0       250.0

Stockholders' equity
Class A common stock, par value $0.01 per share,
 700,000,000 shares authorized and 37,167,810 and
 37,173,527 issued and outstanding at March 31, 1998
 and December 31, 1997, respectively                           0.4         0.4
Class B common stock, par value $0.01 per share,
 510,000,000 shares authorized and 126,000,000 issued
 and outstanding                                               1.3         1.3
Paid-in capital                                              949.7       948.3
Retained earnings                                          1,548.3     1,482.9
                                                         ---------   ---------
  Total stockholders' equity                               2,499.7     2,432.9
                                                         ---------   ---------
  Total liabilities and stockholders' equity             $21,715.5   $20,464.1
                                                         =========   =========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                                            For the Quarter Ended March 31,
                                     -------------------------------------------
Dollars in Millions                       1998                             1997
Selected Data and Ratios
Profitability
Net income per diluted share           $  0.50                          $  0.44
Return on average common
 stockholders' equity                     13.2%                            13.3%
Return on AEA                             1.71%                            1.60%

Other
Net interest margin
 as a percentage of AEA                   4.78%                            4.87%
Salaries and general operating
 expenses as a percentage of average
 managed assets(1)                        1.90%                            2.10%
Efficiency ratio                          40.5%                            42.0%
Net credit losses as a percentage
 of average finance receivables           0.45%                            0.60%

                                    At March 31,   At December 31,  At March 31,
                                          1998           1997           1997
Credit Quality
60+ days contractual delinquency
 as a percentage of finance receivables
 Commercial                               1.27%          1.20%           1.52%
 Consumer                                 3.28%          3.48%           2.49%
    Total                                 1.68%          1.67%           1.70%
Total nonperforming assets as a
 percentage of finance receivables (2)    1.35%          1.17%           1.15%
Reserve for credit losses as a
 percentage of finance receivables        1.33%          1.33%           1.30%
Ratio of reserve for credit losses
 to trailing twelve-month net
 credit losses                            2.52x          2.33x           2.19x

Capital and Leverage
Total debt to stockholders' equity and
 Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trust holding solely
 debentures of the Company                5.96x          5.71x           6.25x
Total debt to stockholders' equity (3)    6.66x          6.40x           7.10x
Total common stockholders' equity      $ 2,499.7      $ 2,432.9       $ 2,133.0

Managed Assets
Commercial:
  Finance receivables                  $14,367.0      $14,054.9       $13,830.4
  Operating lease equipment, net         2,054.2        1,905.6         1,501.9
  Other                                     63.3           65.8            55.4
                                       ---------      ---------       ---------
    Total Commercial                    16,484.5       16,026.3        15,387.7
                                       ---------      ---------       ---------
Consumer:
  Finance receivables                    3,733.1        3,664.8         3,186.0
  Finance receivables held for sale        846.2          268.2           539.8
  Finance receivables previously
   securitized                           2,231.6        2,385.6         1,429.2
                                       ---------      ---------       ---------
    Total Consumer                       6,810.9        6,318.6         5,155.0
                                       ---------      ---------       ---------
  Total managed assets                 $23,295.4      $22,344.9       $20,542.7
                                       =========      =========       =========

(1)Average managed assets reflect average earning assets plus the average of consumer finance receivables previously securitized and currently managed by the Company.
(2)Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.
(3)Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)

MANAGED ASSETS BY BUSINESS UNIT

                                    March 31,     December 31,     March 31,
                                      1998           1997            1997
                                      ----           ----            ----

Capital Finance                     $ 3,743.3      $ 3,682.5        $ 3,603.9
Equipment Financing                   8,163.5        8,027.2          7,568.6
Commercial Services                   2,312.4        2,113.1          2,009.4
Business Credit*                      1,298.2        1,247.9          1,351.4
Credit Finance*                         903.8          889.8            799.0
Equity Investments                       63.3           65.8             55.4
                                    ---------      ---------        ---------
  Total Commercial                   16,484.5       16,026.3         15,387.7
                                    ---------      ---------        ---------

Consumer Finance                      2,284.9        1,992.3          2,143.8
Sales Financing                       2,294.4        1,940.7          1,582.0
                                    ---------      ---------        ----------
  Total Consumer                      4,579.3        3,933.0          3,725.8
                                    ---------      ---------        ----------

Finance receivables previously
 securitized:
  Consumer Finance                      419.6          453.8              -
  Sales Financing                     1,812.0        1,931.8          1,429.2
                                    ---------      ---------        ---------
                                      2,231.6        2,385.6          1,429.2
                                    ---------      ---------        ---------
    Total managed assets            $23,295.4      $22,344.9        $20,542.7
                                    =========      =========        =========

Sales Financing managed assets
 by product line:
Recreation vehicles                 $ 1,664.3      $ 1,596.5        $ 1,291.2
Manufactured housing                  1,488.4        1,471.9          1,249.8
Recreational boat                       799.8          682.5            425.7
Wholesale inventory financing           153.9          121.6             44.5
                                    ---------      ---------        ---------
                                    $ 4,106.4      $ 3,872.5        $ 3,011.2
                                    =========      =========        =========
             * In October 1997, $95.0 million of finance receivables were transferred from Business Credit to Credit Finance.

FEES AND OTHER INCOME

                                                       -------------------------
                                                           Three Months Ended
                                                               March 31,
                                                       -------------------------
                                                            1998       1997
                                                            ----       ----

Factoring commissions                                       $23.0      $21.2
Fees and other                                               22.1       17.0
Gains on sales of leasing equipment                          14.8       11.4
Gains on sales of venture capital investments                 6.5        7.7
Gains on securitizations and sales of finance receivables      -         0.4
                                                            -----      -----
                                                            $66.4      $57.7
                                                            =====      =====